EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the use of our report dated February 1, 2012, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-179287) and related Prospectus of Facebook, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Francisco, California

March 7, 2012